As filed with the Securities and Exchange Commission on November 5, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Royal Gold, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-0835164
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
1144 15th Street, Suite 2500
Denver, Colorado 80202
303-573-1660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Crandall
Vice President, Corporate Secretary, and Chief Compliance Officer
Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado 80202
303-573-1660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”
“accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange
Act.
Large accelerated filer  ☑Accelerated filer  ☐
Non-accelerated filer  ☐Smaller reporting company  ☐
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
ROYAL GOLD, INC.
689,637 Shares of Common Stock
Issuable Upon Exercise of Stock Options
Under the Sandstorm Gold Ltd. Amended and Restated Stock Option Plan
This prospectus relates to 689,637 shares of Royal Gold, Inc.’s (“Royal Gold” or the “Company”) common stock issuable upon the exercise of stock options assumed by Royal Gold pursuant to the terms of the Arrangement
Agreement (the “Arrangement Agreement”), dated as of July 6, 2025, by and among Royal Gold, International
Royalty Corporation, and Sandstorm Gold Ltd. (“Sandstorm”), which stock options are currently outstanding and held by eligible former directors, employees, and consultants of Sandstorm. On October 20, 2025, Royal Gold completed the acquisition of Sandstorm, and at the effective time of the acquisition (the “Effective Time”), Royal
Gold assumed outstanding stock options granted pursuant to the Sandstorm Gold Ltd. Amended and Restated Stock
Option Plan (the “Plan”). Eligible former directors, employees and consultants of Sandstorm refer to individuals who were former directors, employees, or consultants of Sandstorm as of the Effective Time.
The Company will receive the proceeds from the sale of shares of common stock pursuant to the exercise of any stock options under the Plan.
This prospectus contains a general description of the shares of common stock that may be issued upon exercise of the assumed stock options pursuant to the Plan. You should read this prospectus, together with the documents we incorporate by reference, carefully before you invest in our common stock.
Royal Gold’s common stock is traded on the Nasdaq Global Select Market under the symbol “RGLD.”
Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus and the risks and uncertainties described in the documents Royal Gold files with the Securities and Exchange
Commission that are incorporated in this prospectus by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 5, 2025.
i

ABOUT THIS PROSPECTUS
This prospectus contains summaries of certain provisions contained in some of the contracts, agreements or other documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You
Can Find More Information.”
We are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information in this prospectus, any prospectus supplement, any free writing prospectus and any document incorporated by reference is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless we otherwise indicate or unless the context requires, all references in this prospectus to:
•“Royal Gold,” the “Company,” “we,” “us” and “our” refer to Royal Gold, Inc., and where appropriate, its subsidiaries; and
•“common stock” means our common stock, par value $0.01 per share.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and
Exchange Commission (the “SEC”). The SEC maintains an internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. You may also find our SEC filings under the heading “Investor Resources” on our website at
www.royalgold.com. The information on our website is not a part of this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and those documents that are filed after the date of this prospectus and prior to the termination or completion of this offering will be considered a part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information and the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, prior to the termination or completion of this offering under this prospectus:
•our Annual Report on Form 10-K filed with the SEC on February 13, 2025;
•our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2025 and August 7, 2025;
•our Current Reports on Form 8-K, excluding any information furnished under Items 2.02 or 7.01 thereof, filed with the SEC on February 20, 2025, March 21, 2025, April 18, 2025, May 27, 2025, July 1, 2025, July
10, 2025, October 9, 2025, and October 21, 2025;
•the portions of our definitive proxy statement filed on September 2, 2025 under the headings “Unaudited
Pro Forma Condensed Combined Financial Information” and “Notes to Unaudited Pro Forma Condensed
Combined Financial Information” and pages F-1 through F-45 of such definitive proxy statement;
•Sandstorm's Annual Report on Form 40-F for the fiscal year ended December 31, 2024, filed on March 31,
2025;
•Sandstorm’s Report on Form 6-K filed on August 7, 2025 (first of two filings); and
•the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the
SEC on February 13, 2025.
We will provide a copy of the documents we incorporate herein by reference, at no cost, to any person, including any beneficial owner, who receives this prospectus. You may request a copy of any or all of these documents by writing or telephoning us at:
Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, CO 80202
Attn: Investor Relations
Telephone: (303) 573-1660
iii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated herein by reference include or will include “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,”
“anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions.
Forward-looking statements include, among others, statements regarding the following: our expected financial performance and outlook, including sales volume, revenue, expenses, tax rates, earnings, and cash flows; operators’
expected operating and financial performance and other anticipated developments relating to their properties and operations, including production, deliveries, estimates of mineral resources and mineral reserves, environmental and feasibility studies, technical reports, mine plans, capital requirements, liquidity, and capital expenditures;
opportunities for investments, acquisitions and other transactions; anticipated benefits from investments, acquisitions, and other transactions; receipt and timing of future metal deliveries, including deferred amounts at
Pueblo Viejo; the timing and amount of future benefits and obligations in connection with the Mount Milligan Cost
Support Agreement; anticipated liquidity, capital resources, financing, and stockholder returns; borrowings and repayments under our revolving credit facility; expected benefits from the acquisitions of Sandstorm and Horizon
Copper Corp. (“Horizon”); and prices for gold, silver, copper, and other metals.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: changes in the price of gold, silver, copper, or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, other adverse government or court actions, or operational disruptions;
the ultimate timing, outcome, and results of integrating the operations of Royal Gold, Sandstorm and Horizon;
failure to realize the anticipated benefits from the Sandstorm and Horizon transactions in the timeframe expected or at all; risks associated with joint arrangement interests acquired as part of the transactions; changes of control of properties or operators; contractual issues involving our stream or royalty agreements; the timing of deliveries of metals from operators and our subsequent sales of metal; risks associated with doing business in foreign countries;
increased competition for stream and royalty interests; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; our ability to identify, finance, value, and complete investments, acquisitions, or other transactions; adverse economic and market conditions; effects of health epidemics and pandemics; changes in laws or regulations governing us, operators, or operating properties; changes in management and key employees; as well as other factors described elsewhere in this prospectus, any prospectus supplement, our most recent Annual Report on Form 10-K and in the other filings we make with the SEC. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this prospectus, any prospectus supplement or our reports filed with the SEC could also have material adverse effects on forward-looking statements.
Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. You are cautioned not to put undue reliance on forward-
looking statements.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any applicable prospectus supplement or free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including the financial statements incorporated by reference into this prospectus, and the exhibits to the registration statement of which this prospectus is a part.
The Company
Royal Gold, Inc. acquires and manages precious metal streams, royalties, and similar interests. We seek to acquire existing stream and royalty interests or to finance projects that are in production, development or in the exploration stage in exchange for stream or royalty interests. We do not conduct mining operations on the properties in which we hold stream and royalty interests and are generally not required to contribute to capital costs, environmental costs, or other operating costs on the properties.
We were incorporated under the laws of the State of Delaware on January 5, 1981. Our principal executive offices are located at 1144 15th Street, Suite 2500, Denver, Colorado 80202. Our telephone number is (303) 573-1660. We maintain a website at www.royalgold.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus.
Assumption of Sandstorm Stock Options
On October 20, 2025, Royal Gold completed the acquisition of Sandstorm, and at the Effective Time of the acquisition, Royal Gold assumed outstanding stock options granted pursuant to the Plan. At the Effective Time, each assumed stock option, whether vested or unvested, fully vested pursuant to the terms of the Plan and became exercisable to purchase from Royal Gold that number of shares of Royal Gold common stock equal to the product of
(1) the number of Sandstorm common shares that were issuable upon exercise of such stock option immediately before the Effective Time, multiplied by (2) 0.0625 (the “Exchange Ratio”) (rounded down to the nearest whole number of shares of Royal Gold common stock), at an exercise price equal to the quotient determined by dividing
(x) the exercise price per Sandstorm common share at which the applicable stock option was exercisable immediately prior to the Effective Time, by (y) the Exchange Ratio (rounded up to the nearest whole cent).
This prospectus relates to 689,637 shares of Royal Gold common stock issuable upon the exercise of assumed stock options held by eligible former directors, employees, and consultants of Sandstorm. Eligible former directors, employees, and consultants of Sandstorm refer to individuals who were former directors, employees, or consultants of Sandstorm as of the Effective Time. No further stock option grants will be made under the Plan. Royal Gold has also filed a registration statement on Form S-8 relating to 21,143 shares issuable upon the exercise of assumed stock options held by individuals who were employees and consultants to Royal Gold following the Effective Time.

RISK FACTORS
An investment in our common stock involves risks. You should carefully consider the risks incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or
Current Reports on Form 8-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring our common stock. The occurrence of any of these risks could cause you to lose all or a part of your investment in our common stock. See “Where You Can Find More
Information” included elsewhere in this prospectus. In addition, please see “Cautionary Statement Regarding
Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.
USE OF PROCEEDS
The net proceeds from the sales of shares of our common stock pursuant to the exercise of any assumed stock option held by former directors, employees or consultants under the Plan, if any, will be used for our general corporate purposes, which may include repayment or refinancing of debt, acquisitions, or working capital. We have no basis for estimating the number of shares of common stock that will ultimately be sold pursuant to the exercise of the assumed stock options.
DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock summarizes the material terms and provisions of our capital stock and various provisions of our restated certificate of incorporation, as amended (the “certificate of incorporation”), and amended and restated bylaws, as amended (the “bylaws”). For additional information about the terms of our capital stock, please refer to our certificate of incorporation and bylaws. The terms of our capital stock may also be affected by the general corporation law of the state of Delaware. The summary below is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and bylaws.
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share and
10,000,000 shares of preferred stock, par value $0.01 per share.
Description of Common Stock
Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have any cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, when, as and if declared by the board of directors, out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.
Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights. The outstanding shares of common stock are fully paid and non-assessable.
Description of Preferred Stock
Our preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, the board of directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of common stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of the Company.
Preferred stock will be issued under a certificate of designations relating to each series of preferred stock, subject to our certificate of incorporation. When a particular series of preferred stock is issued, the applicable certificate of designations will describe the specific terms of the securities, including:
•the title and stated value of the preferred stock;
•the number of shares of the preferred stock authorized and the dividend and liquidation preference per share;
•the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;
•whether the preferred stock will have preemptive rights;
•the sinking fund provisions, if applicable, for the preferred stock;
•the redemption provisions, if applicable, for the preferred stock;
•whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);
•whether the preferred stock will have voting rights and the terms of the voting rights, if any; and
•any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.
Anti-Takeover Provisions
Effect of Delaware Anti-takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section
203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with, controlling, or controlled by any of these entities or persons.
Certificate of Incorporation and Bylaws Provisions
Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.
Classified Board of Directors. Our certificate of incorporation provides for our board of directors to be divided into three classes of directors serving staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.
Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’
authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.
Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our chair of the board of directors, chief executive officer, president or board of directors. Stockholders do not have the right to call special meetings or to bring business before special meetings.
Stockholder Action by Written Consent. Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a written consent is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. Our bylaws provide the same standard for action by written consent and require a stockholder seeking to take action by written consent to give written notice to our secretary requesting that the board of directors fix a record date and include in such notice certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to take by written consent, (iii) the stockholder giving notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made (collectively, the “Proposing Stockholder”), (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, (v) whether the Proposing
Stockholder is a holder of record of stock and entitled to vote, and (vi) whether the Proposing Stockholder is or intends to be part of a group that intends to solicit consents from stockholders.
Notice Procedures. Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors and amendments to our certificate of incorporation or bylaws. These procedures provide that, as to matters not sought to be included in the Company’s proxy statement, the stockholder must give timely notice of such stockholder proposals in writing to our secretary prior to the meeting and update or supplement such notice, as required by our bylaws. All stockholder proposals must also otherwise be a proper matter for stockholder action pursuant to our certificate of incorporation, our bylaws and applicable law. Generally, to be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not less than 90 nor more than 120 calendar days before such annual meeting, or not more than 10 calendar days following the day on which public announcement of the date of such meeting is first made by the Company), or (b)
in the case of a special meeting, not earlier than the 120th calendar day before such special meeting nor later than the later of (i) the 90th calendar day prior to such meeting or (ii) the 10th calendar day following the day on which public announcement of the date of such special meeting is first made by the Company. Stockholders are not permitted to make proposals to be brought before any special meeting of our stockholders other than the nomination of candidates for election as directors where the stated purpose for such special meeting includes the election of directors.
Any such notice must include certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to bring before the meeting, (iii) the Proposing Stockholder, (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, (v) whether the Proposing Stockholder is a holder of record of stock and entitled to vote, and (vi) whether the Proposing Stockholder is or intends to be part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. As to matters sought to be included in the Company’s proxy statement in accordance with
Rule 14a-8 under the Exchange Act, stockholders must comply with the requirements of Rule 14a-8.
Limitation of Director and Officer Liability
Our certificate of incorporation provides that no director or officer of the Company shall be liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General
Corporation Law as presently in effect or as the same may hereafter be amended. This provision does not eliminate any liability of:
•a director or officer for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders;
•a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•a director under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law);
•a director or officer for any transaction from which the director or officer derived an improper personal benefit; or
•an officer in any action by or in the right of the Company.
In addition, this provision does not limit our rights or the rights of our stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.
Indemnification Arrangements
Our bylaws provide that the Company shall indemnify our directors and officers to the fullest extent permitted by
Delaware law as it presently exists or may be amended. In addition, our bylaws provide that the Company shall pay the expenses (including attorneys’ fees) incurred by a director of officer in defending any proceeding in advance of its final disposition provided the Company has received an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.
Our bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.
We have entered into indemnification agreements with all of our current directors and officers to assure them that they will be indemnified to the fullest extent permitted by the laws of the state of Delaware in effect on the date of the agreements or as such laws may from time to time be amended to increase the scope of such permitted indemnification. The indemnification agreements provide our directors and officers indemnification against, among other things, any and all expenses, damages, losses, liabilities, judgments, payments, fines, penalties (whether civil, criminal or other), awards and amounts paid in settlement (including all interest, assessments and other charges paid or incurred in connection with or with respect to any of the foregoing), provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to repay
Royal Gold for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification. The indemnification agreements also provide certain methods and presumptions for determining whether the director or officer is entitled to indemnification, among other matters, as set forth in such agreement. However, we are not required to indemnify a director or officer on account of certain claims, including, among others, (i) claims relating to profits made from the purchase and sale (or sale and purchase) of securities of the Company within the meaning of Section 16(b) of the
Exchange Act; (ii) claims relating to reimbursements made to the Company under certain provisions of the
Sarbanes-Oxley Act of 2002 or under any compensation recoupment or clawback agreement, award or policy of the
Company; or (iii) claims initiated by a director or officer against the Company or its directors, officers, employees or other indemnitees, subject to certain exceptions.
Our bylaws also provide that the Company may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers, as described above.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Royal Gold pursuant to our certificate of incorporation, our bylaws or any indemnification agreement, Royal Gold has been informed that in the opinion of the SEC such indemnification is against public policy as expressed under the Securities Act and is therefore unenforceable.
Transfer Agent
The transfer agent for our common stock is Computershare Trust Company.

PLAN OF DISTRIBUTION
The prospectus relates to 689,637 shares of Royal Gold common stock issuable upon the exercise of assumed stock options held by eligible former directors, employees, and consultants of Sandstorm. Eligible former directors, employees and consultants of Sandstorm refer to individuals who were former directors, employees, or consultants of Sandstorm as of the Effective Time. The shares of Royal Gold common stock offered by this prospectus are listed on the Nasdaq Global Select Market. We will pay all of the costs of this offering, other than any exercise price of any assumed stock options. No commissions, discounts, concessions, or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance. For a description of the Plan, see “Appendix A—Plan
Prospectus.”
The decision to exercise the assumed stock options to purchase shares of Royal Gold common stock will be made pursuant to each option holder’s evaluation of his or her best interests. Our board of directors does not make any recommendation to the option holders.
LEGAL MATTERS
The validity of the common stock being offered by this prospectus has been passed upon for us by David Crandall,
Vice President, Corporate Secretary, and Chief Compliance Officer of Royal Gold. Mr. Crandall is a full-time employee of Royal Gold and owns Royal Gold securities.
EXPERTS
The consolidated financial statements of Royal Gold, Inc. appearing in Royal Gold, Inc.’s Annual Report (Form 10-
K) for the year ended December 31, 2024, and the effectiveness of Royal Gold, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements  are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The audited historical financial statements of Sandstorm included in Exhibit 99.2 of Sandstorm’s Report on Form
40-F filed for the fiscal year ended December 31, 2024, have been so incorporated in reliance on the report of
PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of Horizon included on pages F-2 through F-29 of Royal Gold’s definitive proxy statement filed on September 2, 2025, have been so incorporated in reliance on the report of
PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
APPENDIX A — PLAN PROSPECTUS
ROYAL GOLD, INC.
1144 15th Street, Suite 2500
Denver, Colorado 80202
Telephone: (303) 573-1660
PROSPECTUS
Sandstorm Gold Ltd. Amended and Restated Stock Option Plan
(assumed by Royal Gold, Inc. effective October 20, 2025)
To:Holders of Stock Options under the Sandstorm Gold Ltd. Amended and Restated
Stock Option Plan
Date of Prospectus:November 5, 2025
Securities Offered:689,637 shares of Royal Gold, Inc. (“Royal Gold”) common stock, par value
$0.01 per share (the “Common Stock”), subject to adjustment, as described herein, issuable upon the exercise of stock options held by eligible former directors, employees, and consultants of Sandstorm Gold Ltd. (“Sandstorm”);
and
21,143 shares of Common Stock subject to adjustment, as described herein, issuable upon the exercise of stock options held by individuals who were employees and consultants to Royal Gold following the effective time of Royal
Gold’s acquisition of Sandstorm.
Market for
Common Stock:Nasdaq Global Select Market
Trading Symbol: RGLD
___________________________________________________________________________________
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.
_________________
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Table of Contents

DESCRIPTION OF THE PLAN	A-1
What Is The Plan?	A-1
What Was The Purpose Of The Plan?	A-1
Who Administers The Plan?	A-1
Who Is Eligible To Receive Stock Options Under The Plan?	A-2
What Happened To The Stock Options At The Effective Time?	A-2
How Many Shares May Be Issued Under The Plan And What Is The Source Of The Shares?	A-2
Are The Stock Options Subject To Adjustment Following Share Reorganizations, Special Distributions, And Corporate Reorganizations?	A-2
How Do I Know The Terms Of My Stock Option?	A-3
What Is The Exercise Price Of My Stock Option?	A-3
How Many Shares Of Common Stock Are Subject To My Stock Option?	A-3
How Long Do I Have To Exercise My Stock Option Before It Expires?	A-3
How Do I Exercise My Stock Option?	A-3
What Happens To My Stock Options If I Terminate Employment Or Service?	A-4
What Effect Does A Change Of Control Of Royal Gold, Inc. Have On My Stock Option?	A-4
May The Plan Or Outstanding Stock Options Be Amended Or Terminated?	A-5
Are Stock Options Under The Plan Subject To Clawback Or Restrictions On Transfer?	A-5
When Does The Plan Terminate?	A-5
Are Stock Options Under The Plan Transferable?	A-5
Will The Company Provide Reports With Respect To Stock Options To The Participants?	A-6
TAX CONSIDERATIONS	A-6
What Are The United States Federal Income Tax Consequences Of Stock Options Under The Plan?	A-6
Tax Withholding	A-6
Section 409A	A-7
What Are The Tax Consequences Of Stock Options Under The Plan In Canada?	A-7
AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE	A-7
CONCLUSION	A-8

SANDSTORM GOLD LTD.
AMENDED AND RESTATED STOCK OPTION PLAN
(ASSUMED BY ROYAL GOLD, INC. EFFECTIVE OCTOBER 20, 2025)
DESCRIPTION OF THE PLAN
The following description of the Sandstorm Gold Ltd. Amended and Restated Stock Option Plan (the “Plan”) is
intended to outline for you, and help you better understand, the provisions of the Plan. This description is not a complete statement of the Plan. You may request a copy of the Plan by contacting us at the address listed under
“What Information Is Available About Royal Gold, Inc. and the Plan?” in this prospectus.
Royal Gold, Inc. may be referred to in this prospectus as “Royal Gold,” the “Company,” “we,” “our” or “us.”
Except where the context otherwise requires, these terms as used in this description shall include any of our parent or subsidiary corporations, whether present or future, and any other business venture (including, without limitation, a joint venture or limited liability company) in which we have a controlling interest, as determined by our Board of
Directors (the “Board”).
Capitalized terms not defined in the prospectus will have the same meaning as defined in the Plan. In the case of any conflict between this prospectus and the Plan, the Plan document will govern.
What Is The Plan?
The Plan provided the directors, senior officers, employees, and eligible consultants of Sandstorm Gold Ltd.
(“Sandstorm”) with the opportunity to receive awards of stock options to purchase Sandstorm common shares.
Following the effective time of Royal Gold’s acquisition of Sandstorm on October 20, 2025 (the “Effective Time”),
Royal Gold assumed all outstanding stock options issued under the Plan pursuant to the Arrangement Agreement, dated July 6, 2025 (the “Arrangement Agreement”), among Royal Gold, International Royalty Corporation, and
Sandstorm, and the related Plan of Arrangement (the “Plan of Arrangement”). The Plan is neither qualified under section 401(a) of the Internal Revenue Code of 1986, as amended, nor subject to any provisions of the Employee
Retirement Income Security Act of 1974, as amended. The Plan was initially adopted September 12, 2008 and most recently amended May 30, 2025.
What Was The Purpose Of The Plan?
The purpose of the Plan was to give to eligible persons, as additional compensation, the opportunity to participate in the success of Sandstorm by granting to such individuals stock options, exercisable over periods of up to five (5)
years as determined by the board of directors of Sandstorm, to buy Sandstorm common shares at a price not less than the market price prevailing on the date the option is granted and as approved by the board of directors of
Sandstorm. Following the Effective Time, no additional stock options may be granted under the Plan.
Who Administers The Plan?
The Board has full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. The interpretation and construction of any provision of the Plan by the Board is final and conclusive, provided that if any questions arise at any time with respect to the option price or number of unissued option shares deliverable upon exercise of a stock option following a share reorganization, special distribution or corporate reorganization, such questions will be conclusively determined by the Company’s auditor, or, if the Company’s auditor declines to so act, any other firm of chartered accountants in Vancouver, British Columbia, that the Board may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all option holders. The Board has delegated its authority under the Plan to its Compensation, Nominating and Governance Committee (the
“Committee”). Administration of the Plan is the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

Who Is Eligible To Receive Stock Options Under The Plan?
Following the Effective Time, no additional stock options may be granted under the Plan, and only option holders at the Effective Time hold stock options outstanding under the Plan.
What Happened To The Stock Options At The Effective Time?
At the Effective Time:
•Royal Gold assumed the Plan and stock options outstanding under the Plan relating to 11,372,748
Sandstorm common shares.
•Pursuant to the Arrangement Agreement and the Plan of Arrangement, each assumed stock option, whether vested or unvested, fully vested pursuant to the terms of the Plan and became exercisable to purchase from
Royal Gold that number of shares of Royal Gold common stock, par value $0.01 per share (the “Common
Stock”), equal to the product of (1) the number of Sandstorm common shares that were issuable upon exercise of such stock option immediately before the Effective Time, multiplied by (2) 0.0625 (the
“Exchange Ratio”) (rounded down to the nearest whole number of shares of Royal Gold common stock), at an exercise price equal to the quotient determined by dividing (x) the exercise price per Sandstorm common share at which the applicable stock option was exercisable immediately prior to the Effective Time, by (y)
the Exchange Ratio (rounded up to the nearest whole cent).
How Many Shares May Be Issued Under The Plan And What Is The Source Of The Shares?
As of the date of this prospectus, stock options to purchase 710,780 shares of Common Stock are outstanding, consisting of 689,637 shares of Common Stock issuable upon the exercise of stock options held by eligible former directors, employees, and consultants of Sandstorm and 21,143 shares of Common Stock issuable upon the exercise of stock options held by individuals who were employees and consultants to Royal Gold following the Effective
Time. The Company has registered with the SEC the offer and sale of 689,637 shares of Common Stock issuable upon the exercise of stock options held by eligible former directors, employees, and consultants of Sandstorm on a registration statement on Form S-3 and the offer and sale of 21,143 shares of Common Stock issuable upon the exercise of stock options held by individuals who were employees and consultants to Royal Gold following the
Effective Time on a registration statement on Form S-8.
Shares of Common Stock issued under the Plan may consist of authorized but unissued shares or treasury shares.
Following the Effective Time, no additional stock options may be granted under the Plan. The shares underlying stock options that expire or are terminated, surrendered or cancelled will not be available again for purposes of the
Plan.
Are The Stock Options Subject To Adjustment Following Share Reorganizations, Special Distributions, And
Corporate Reorganizations?
In the event of any share reorganization, the exercise price for the stock options will be adjusted to a price per share which is the product of the exercise price in effect immediately before that effective date or record date and a fraction, the numerator of which is the total number of shares of Common Stock outstanding on that effective date or record date before giving effect to the share reorganization, and the denominator of which is the total number of shares that are or would be outstanding immediately after such effective date or record date after giving effect to the share reorganization. In addition, the number of unissued shares for which the stock option is exercisable will be adjusted by multiplying the number of unissued shares for which the stock option is exercisable immediately before such effective date or record date by a fraction which is the reciprocal of the fraction described in foregoing sentence. If the foregoing adjustment would result in a fractional share, the fraction will be disregarded as no fractional shares may be issued under this Plan, and the option holder will receive the next lowest whole number of shares and will not receive any other form of compensation (cash or otherwise) for the fractional interest. All such adjustments shall be conclusive, final and binding for all purposes of this Plan.

In the event of a special distribution (which excludes cash dividends other than cash dividends which the Board has determined to be outside the normal course), effective immediately after the record date at which holders of shares of Common Stock are determined for purposes of the special distribution, for each stock option the exercise price will be reduced, and the number of unissued shares for which the stock option is exercisable will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the shares issuable upon exercise of the stock options as a result of such special distribution.
In the event of a corporate reorganization, holders of stock options may elect to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such stock options, in lieu of the unissued shares for which the stock options are exercisable which the holders would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that they would have been entitled to receive as a result of the corporate reorganization if, on the effective date thereof, they had been holders of all shares issuable upon exercise of the stock options or if appropriate, as otherwise determined by the Board.
How Do I Know The Terms Of My Stock Option?
Each stock option granted under the Plan was accompanied by an award agreement. The award agreement describes the stock option, the number of shares that are subject to the stock option, when the stock option became exercisable and when it expires, and any additional terms and restrictions applicable to your stock option. You should read your award agreement along with the Plan. In addition, Royal Gold distributed letters to each of the option holders specifying the adjustments to the terms of the stock options discussed above under “What Happened To The Stock
Options At the Effective Time?” (the “Assumption Letters”).
What Is The Exercise Price Of My Stock Option?
The exercise price of your stock option is set forth in the Assumption Letter relating to your stock option.
How Many Shares Of Common Stock Are Subject To My Stock Option?
The Assumption Letter states the number of shares of our Common Stock subject to your stock option.
How Long Do I Have To Exercise My Stock Option Before It Expires?
You may exercise your stock option up to 5:00 p.m. local time on the expiry date described in your award agreement. The term of your stock option is set forth in your award agreement and was determined by the Sandstorm board of directors. All of the outstanding stock options are fully vested as of the date of this prospectus.
In the event that the expiry date of a stock option falls during, or within 5 trading days of, a trading blackout period imposed by the Company, the expiry date of such stock option shall automatically be extended to a date which is 10 trading days following the end of such blackout period (the “Extension Period”); provided that if an additional blackout period is subsequently imposed by the Company during the Extension Period, then such Extension Period shall be deemed to commence following the end of such additional blackout period to enable the exercise of such stock option within 10 trading days following the end of the last imposed blackout period.
How Do I Exercise My Stock Option?
You may exercise your stock option by delivering to the Company a notice specifying the number of shares of
Common Stock in respect of which the stock option is exercised together with payment in full of the exercise price for such shares. Upon notice and payment there will be a binding contract for the issue of the shares in respect of which the stock option is exercised, upon and subject to the provisions of the Plan. Delivery of a check payable to the Company in the amount of the exercise price constitutes payment of the exercise price unless the check is not honored upon presentation in which case the stock option will not have been validly exercised. As of the date of this prospectus, option holders may provide notice of exercise to the Company through Shareworks, access to which has been granted to each option holder. Alternatively, option holders may provide notice, and arrange for payment of the exercise price, by contacting Royal Gold’s Corporate Secretary at:
Corporate Secretary
Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, CO 80202-1161
1-303-573-1660
corporatesecretary@royalgold.com
When you pay the exercise price for your stock option, you also must pay to us the amount of any applicable withholding taxes that are due as a result of your exercise of your stock option. See the discussion in the “Tax
Withholding” description under “Tax Considerations” for a discussion of how you can meet this tax withholding obligation.
What Happens To My Stock Options If I Terminate Employment Or Service?
The stock option will continue to be exercisable as set forth in the award agreement regardless of any termination of employment or service with the Company.
What Effect Does A Change Of Control Of Royal Gold, Inc. Have On My Stock Option?
If a bona fide offer (an “Offer”) for shares of Common Stock is made to the option holders or to stockholders of the
Company generally, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, the Company will notify each option holder of the Offer, whereupon all stock options may be exercised in whole or in part so as to permit the option holders to tender the shares of Common Stock issuable upon exercise of the stock options. However, if:
(a)the Offer is not completed within the time specified therein; or
(b)all of the shares of Common Stock tendered pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,
then the shares of Common Stock received upon such exercise, or in the case of clause (b) above, the shares of
Common Stock that are not taken up and paid for, may be returned by the option holder to the Company and the stock option will be reinstated as if it had not been exercised and the Company will refund the exercise price.
If at any time when a stock option remains unexercised, an Offer is made by an offeror, the Board may declare that the expiry date for the exercise of all unexercised stock options granted under the Plan is accelerated so that all stock options will either be exercised or will expire prior to the date upon which shares of Common Stock must be tendered pursuant to the Offer. The Board will give each option holder as much notice as possible of the acceleration of the stock options under this section, except that not less than 5 business days’ notice is required and more than 30 days’ notice is not required.
In the event of a Change of Control (as defined in the Plan), all stock options may be exercised in whole or in part by the holder from such applicable date until the applicable expiry dates. If an option holder elects to exercise stock options following a Change of Control, the option holder will be entitled to receive, and will accept, in lieu of the number of shares of Common Stock to which such option holder was entitled upon such exercise, the kind and amount of shares and other securities, property or cash which such option holder could have been entitled to receive as a result of such Change of Control, on the effective date thereof, had the option holder been the registered holder of the number of shares of Common Stock to which the option holder was entitled to purchase upon exercise of such stock options.

May The Plan Or Outstanding Stock Options Be Amended Or Terminated?
The Board may at any time and from time to time, and without stockholder approval, amend any provision of the
Plan, or any stock options granted thereunder, or terminate the Plan, subject to any applicable regulatory or exchange requirements or approvals at the time of such amendment or termination, provided that the Board may not
(i) make any amendment which reduces the exercise price of any stock option or cancel or terminate a stock option prior to its expiry for the purpose of re-issuing stock options to the same holders with a reduced exercise price, except in the case of an adjustment following a corporate reorganization; (ii) make any amendment which extends the expiry date of any stock option beyond the original expiry date, except in the case of an extension due to a
Blackout Period; (iii) make any amendment which would permit a stock option granted under the Plan to be transferable or assignable by any holder other than as currently permitted under the Plan; or make any amendment to section 6.7 of the Plan so as to increase the ability of the Board to amend the Plan without stockholder approval, in each case without having first obtained the approval of a majority of the holders of the shares of Common Stock voting at a duly called and held meeting of holders of shares. In addition, any amendment or termination will not materially and adversely alter the terms of conditions of any stock option or materially or adversely impair any right of any option holder under any stock option granted prior to the date of any such amendment or termination without the consent of such option holder.
If the Plan is terminated, the provisions of the Plan and any administrative guidelines, and other rules adopted by the
Board and in force at such time, will continue in effect so long as any stock options under the Plan or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of the Plan, the Board may make any amendments to the Plan or stock options it would be entitled to make if the Plan were still in effect.
Are Stock Options Under The Plan Subject To Clawback Or Restrictions On Transfer?
The Company has adopted an Incentive Compensation Recoupment Policy which applies to the current and former executive officers of the Company. As of the date of this prospectus, none of the option holders is an executive officer of the Company. If, in the future, an option holder were to become an executive officer of the Company, such option holder would be subject to the Company’s Incentive Compensation Recoupment Policy or any successor policy.
Any option holder who is an employee, officer, director or qualifying consultant of the Company will be subject to the transfer restrictions set forth in the Company’s Insider Trading Policy, including limitations on selling shares of
Common Stock issuable upon exercise of the stock option during a blackout period or selling such shares while in possession of material nonpublic information.
When Does The Plan Terminate?
All of the stock options have an expiry date ending on or before December 15, 2028. Subject to any extensions to the expiry dates as summarized in this prospectus, the Plan will terminate following the exercise or expiration of all of the stock options.
Are Stock Options Under The Plan Transferable?
The stock options are non-assignable and non-transferable by the option holder otherwise than by will or the laws of descent and distribution, and are exercisable only by the holder during the lifetime of the holder and only by the holder’s legal representative after the death of the holder, provided however, that stock options may be assigned to certain holding entities subject to the terms and conditions of the Plan. An improper transfer of any stock option will not create any rights in the purported transferee, will cause the immediate termination of the stock options and the
Company will not issue any shares of Common Stock upon the attempted exercise of improperly transferred stock options.
Additionally, the interests of any eligible participant under the Plan are not subject to the claims of creditors or subject to any lien, obligation, or liability of such participant to any party, and no award and no right under any such award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution.
Will The Company Provide Reports With Respect To Stock Options To The Participants?
No reports with respect to stock options granted under the Plan are furnished on a regular basis; however, a participant will be furnished, free of charge, upon request to the principal executive officer of the Company, a report of stock options granted to and exercised by such participant under the Plan.
TAX CONSIDERATIONS
You are urged to consult your own tax advisors as to the specific tax consequences to you with respect to stock options granted under the Plan. This information is provided only in summary form and it is not meant to address individual tax consequences related to participation in the Plan described in this prospectus.
What Are The United States Federal Income Tax Consequences Of Stock Options Under The Plan?
The current United States federal income tax treatment of stock options under the Plan is generally described below.
This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state, foreign and other taxing authorities may also tax awards under the Plan. This summary is not binding on the tax authorities or a court. We cannot assure you that the tax consequences contained in this discussion will not be challenged by the local tax authorities or that they will be sustained by a court if challenged by the tax authorities. This summary is based on applicable law as in effect on the date hereof, which is subject to change, possibly with retroactive effect, or to different interpretation by the local tax authorities in which case the interpretation of the tax authorities will always govern. You are urged to consult with your tax advisor concerning the application of the general principles discussed below and the application of other tax laws to your own situation.
There generally are no United States federal income tax consequences to you or to us upon the grant of a stock option under the Plan.
Upon the exercise of a stock option under the Plan, you generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.
We generally will be entitled to a corresponding federal income tax deduction.
Upon the sale of the shares of Common Stock acquired upon the exercise of a stock option under the Plan, you will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and your tax basis in the shares (the exercise price plus the amount of income recognized at the time of exercise). The capital gain tax rate will depend on the length of time you held the shares and other factors.
Tax Withholding
The exercise of each stock option granted under the Plan is subject to the condition that if at any time the Company determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Company. In such circumstances, the Company may require that the option holder pay to the
Company, in addition to and in the same manner as the exercise price for the shares of Common Stock, such amount as the Company is obliged to remit to the relevant tax authority in respect of the exercise of the stock option.
Alternatively, the Company shall have the right in its discretion to satisfy any such liability for withholding or other required deduction amounts by retaining or acquiring any shares acquired upon exercise of any stock option, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to an option holder by the Company, whether or not such amounts are payable under the Plan.

Section 409A
Stock options granted under the Plan will generally not be subject to Section 409A as long as the exercise price is not less than the fair market value of the underlying shares on the date of grant. If the requirements of Section 409A are not met, the recipient may be required to include deferred compensation in taxable income and pay a 20%
penalty tax and additional interest on the amount required to be included in income. We make no representation as to compliance with, or exemption from, Section 409A and you should consult your own personal tax advisor for further guidance with respect to Section 409A.
What Are The Tax Consequences Of Stock Options Under The Plan In Canada?
You generally will not recognize taxable income upon the grant of a stock option. Upon the exercise of the stock option, you generally will recognize taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. This income will be treated as compensation income and taxed at your marginal tax rate.
Generally, you will recognize income (or loss) in the year in which you subsequently sell or otherwise dispose of the shares of Common Stock acquired under the stock option. If the shares are held as capital property, then when you sell the shares, you generally will recognize capital gain or loss. You will be responsible for reporting the sale of the shares of Common Stock to the tax authorities and paying any taxes due as required by applicable law.
AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE
Company Information
Royal Gold, Inc. is a Delaware corporation that maintains its principal executive offices at 1144 15th Street, Suite
2500, Denver, Colorado 80202. The telephone number of the Company’s principal executive offices is (303)
573-1660.
Where You Can Find More Information
The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange
Act”), and in accordance with the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”). SEC filings are available at the
SEC’s website at www.sec.gov.
Certain Information We Are Incorporating By Reference
The SEC allows us to “incorporate by reference” information that we file with the SEC. Incorporation by reference allows us to disclose important information to our stockholders by referring them to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. Documents incorporated by reference include our most recent Annual Report on Form 10-K and reports that we have filed with the SEC subsequent to the end of our most recent fiscal year or will file with the SEC in the future, such as reports on Forms 8-K, 10-K, and 10-Q and any amendments thereto.
Copies of any or all of these documents incorporated by reference, excluding exhibits to these documents that are not specifically incorporated by reference, or a copy of the Plan, will be provided, upon written or oral request, without charge to any participant in the Plan. We also will provide you, without charge, upon written or oral request, annual reports, proxy statements, and other communications distributed to our stockholders generally, if you do not otherwise receive such material. All written or oral requests for documents or information with respect to the Plan, its administrators, or the administration of the Plan should be directed to our Corporate Secretary at 1144 15th
Street, Suite 2500, Denver, CO 80202-1161, or by contacting our Corporate Secretary at 1-303-573-1660 or
corporatesecretary@royalgold.com. Additional information about the Plan is available on Shareworks.

A supplement to this prospectus may be furnished to participants in the Plan from time to time as appropriate to reflect changes in the information contained in this prospectus, such as material amendments to the Plan.
CONCLUSION
This summary of material terms of the Plan is intended to provide participants with basic information on important provisions of the Plan. Because it is a summary, it does not contain all the details of the Plan. Notwithstanding this summary or any oral or written representations made to participants, the Plan document serves as the final authority in all matters relating to the Plan. In addition, the Company reserves the right to interpret and construe the Plan documents. This summary may not be used to contradict or vary the terms of the Plan.
No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create any implication that there has been no change in the affairs of the company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.
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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The estimated expenses to be borne by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth below. All the amounts shown are estimates except the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$7,754
Accounting fees and expenses	$20,000
Legal fees and expenses	$5,000
Miscellaneous	$2,246
Total	$35,000
Item 15. Indemnification of Directors and Officers
Set forth below is a description of certain provisions of the Delaware General Corporation Law, Royal Gold’s
certificate of incorporation and bylaws, and certain indemnification agreements between Royal Gold and its directors and officers. The description is intended only as a summary and is qualified in its entirety by reference to the Delaware General Corporation Law, Royal Gold’s certificate of incorporation and bylaws, and the indemnification agreements, a form of which has been filed by Royal Gold with the SEC.
Delaware General Corporation Law
Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation
Law provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interest of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware
General Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.
The Delaware General Corporation Law provides that a corporation has the power to purchase and maintain insurance on behalf of any person described above, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.
Section 102 of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or obtained an improper personal benefit, or where a director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law. In addition, Section 102 of the Delaware General Corporation Law does not permit a corporation to eliminate or limit the personal liability of an officer in any action by or in the right of the corporation.
Section 174 of the Delaware Statute provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for
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such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
Certificate of Incorporation and Bylaws
Royal Gold’s certificate of incorporation and bylaws provide for mandatory indemnification or similar rights of directors and officers generally to the same extent as is authorized by the Delaware General Corporation Law. Under its bylaws, Royal Gold must advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is ultimately determined that he or she is not entitled to indemnification. To the extent authorized by the board of directors, Royal Gold may also similarly indemnify and advance expenses to employees and agents. The provisions of the certificate of incorporation and bylaws do not preclude Royal Gold from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.
Indemnification Agreements and Insurance
Royal Gold has entered into indemnification agreements with its current officers and directors. The indemnification agreements provide such persons indemnification against, among other things, any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse the registrant for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification, if such advanced amounts were in excess of amounts actually paid or incurred by such director or officer or if such director or officer receives from insurance or other compensation or reimbursement payments from any insurer or third party in respect of the same subject matter.
The indemnification agreements also provide certain methods and presumptions for determining whether the officer or director is entitled to indemnification, among other matters, as set forth in such agreement.
Royal Gold also maintains directors’ and officers’ liability insurance.
Item 16. Exhibits

Exhibit Number	Description
4.1
Restated Certificate of Incorporation of Royal Gold, Inc., as amended through May 26, 2023 (filed as
Exhibit 3.1 to Royal Gold’s Quarterly Report on Form 10-Q filed on November 2, 2023, and incorporated herein by reference)

4.2	Amended and Restated Bylaws, as amended through November 19, 2024 (filed as Exhibit 3.2 to Royal Gold’s Annual Report on Form 10-K filed on February 13, 2025, and incorporated herein by reference)
5.1*	Opinion of David Crandall, Vice President, Corporate Secretary, and Chief Compliance Officer of Royal Gold
23.1*	Consent of Ernst & Young, Independent Registered Public Accounting Firm to Royal Gold, Inc.
23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Sandstorm Gold Ltd.
23.3*	Consent of PricewaterhouseCoopers LLP, Independent Auditor of Horizon Copper Corp.
23.4*	Consent of David Crandall (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this registration statement)
99.1*	Sandstorm Gold Ltd. Amended and Restated Stock Option Plan
107*	Filing Fee Table
* Filed herewith.
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Item 17. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or
“Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange
Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement..
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule
415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a)
of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that
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is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section
15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the
Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 5, 2025.
ROYAL GOLD, INC.
By: /s/ William Heissenbuttel
Name:William Heissenbuttel
Title:President & Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Paul Libner and David Crandall and either of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-
effective amendments) and supplements to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, to file the same with all exhibits thereto, and any and all instruments or documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act and any rules or regulations promulgated thereunder, and any such attorney-in-fact may make such changes and additions to this registration statement or such other documents or instruments as such attorney-in-fact may deem necessary or appropriate, granting each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Heissenbuttel	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2025
William Heissenbuttel
/s/ Paul Libner	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 5, 2025
Paul Libner
/s/ William Hayes	Chairman	November 5, 2025
William Hayes
/s/ Fabiana Chubbs	Director	November 5, 2025
Fabiana Chubbs
/s/ Mark Isto	Director	November 5, 2025
Mark Isto
/s/ Jamie Sokalsky	Director	November 5, 2025
Jamie Sokalsky
/s/ Ronald Vance	Director	November 5, 2025
Ronald Vance
/s/ Sybil Veenman	Director	November 5, 2025
Sybil Veenman